Bell Boyd & Lloyd LLC               THREE FIRST NATIONAL PLAZA
                                    70 WEST MADISON STREET, SUITE 3300
                                    CHICAGO, ILLINOIS 60602-4207
                                    312.372.1121  FAX 312.372-2098
Stacy H. Winick
DIRECT DIAL:  202 955-7040          OFFICES IN CHICAGO
swinick@bellboyd.com                AND WASHINGTON, D.C.






                                            July 24, 2002


As counsel for Liberty-Stein Roe Funds Investment Trust (the "Trust"), we consent to the incorporation by reference of our opinions relating to the respective series of the Trust filed as the following exhibits to the following post-effective amendments ("PEAs") to the Trust's registration statement on Form N-1A, Securities Act File No. 33-11351:


                                                                                                  Exhibit
                                                        Date of           Date of                        to PEA
               Series                                   Opinion           Filing              No.          No.

SteinRoe Capital Opportunities Fund
     (now named Stein Roe Capital
     Opportunities Fund)                              12/20/87           06/25/96           10(b)          34
SteinRoe Stock Fund (now named
     Stein Roe Growth Stock Fund)                     12/20/87           06/25/96           10(b)          34
SteinRoe Total Return Fund (now
     named Stein Roe Balanced Fund)                   12/20/87           06/25/96           10(b)          34
SteinRoe International Fund (now
     named Stein Roe International Fund)              01/28/94           06/25/96           10(b)          34
SteinRoe Young Investor Fund (now
     named Stein Roe Young Investor Fund)             02/17/94           06/25/96           10(b)          34
Stein Roe Growth Opportunities Fund
     (now named Liberty MidCap
     Growth Fund)                                     04/18/97           04/22/97           10(d)          39


     In giving this consent we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933.

                                                         Very truly yours,

                                                         BELL, BOYD & LLOYD LLC


                                                         By   /s/Stacy H. Winick
                                                                 Stacy H. Winick